EXHIBIT 10.4

2 June 2025

L Dinkelborg

Life Molecular Imaging GmbH

Dear Ludger

Life Healthcare Head Office

Oxford Parks, 203 Oxford Road, Cnr Eastwood and Oxford Roads, Dunkeld, 2196

Telephone: +27 11 219 9000 www.lifehealthcare.co.za

Life Molecular Imaging Management EBITDA Generation Incentive Scheme (the “Scheme”) – Confirmation of Implementation

INTRODUCTION

You are a participant in the Scheme. You were invited to participate in this Scheme in a letter dated 20 September 2019 which set out the applicable structure and rules of the Scheme (the “Scheme Terms”) and a copy of this is attached for reference. This letter (the “Letter”) intends to clarify the operation of the Scheme Terms for good order as between you, LMI, LHG and your employer.

As you are aware, Life Medical Group Limited (the “Seller”) has entered into a share purchase agreement (as may be amended, supplemented and/or otherwise modified from time to time, the “Eagle SPA”) with Lantheus Radiopharmaceuticals UK Limited (the “Purchaser”) pursuant to which the Seller has agreed to sell the entire issued share capital of Life Molecular Imaging Limited (the “Transaction”) to the Purchaser.

Following completion of the Transaction (“Completion”), your employer, Life Molecular Imaging GmbH (“Employer”), will no longer be a member of Life Healthcare Group (being Life Healthcare Group Holdings Limited and its subsidiaries) (“LHG”). Consequently, on and from Completion, the Scheme will be operated by the Purchaser, funded by LHG in accordance with the terms agreed with the Purchaser.

It is therefore important that Participants understand how LHG will implement the Scheme Terms going forward.

Capitalised terms used but undefined in this Letter have the meaning given to them in the 20 September 2019 letter and the Scheme Terms. All references in this Letter to Appendices are to the Appendices set out in the Scheme Terms.

IMPLEMENTATION OF THE SCHEME TERMS

1.
Scheme Periods

LHG shall treat the Scheme Periods such that they run for the financial period from 1 January to 31 December each year (except for the final Scheme Period which shall end on 24 June 2028) and accordingly, paragraph 3.5 of Appendix 1 of the Scheme Terms is amended to read as follows:

Scheme Period	Reference Earn-out Period	Financial Period
Period Seven	2025	1 January 2025 to 31 December 2025
Period Eight	2026	1 January 2026 to 31 December 2026

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EXHIBIT 10.4

Period Nine	2027	1 January 2027 to 31 December 2027
Period Ten	2028	1 January 2028 to 24 June 2028

Life Healthcare Group Proprietary Limited

Reg. no. 2003/024367/07 Registered address: Oxford Parks, 203 Oxford Road, Cnr Eastwood and Oxford Roads, Dunkeld, 2196.

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As set out in paragraph 3.1 of Appendix 1 of the Scheme Terms, Participants are only entitled to Scheme Payments once the cumulative Management EBITDA (being Aggregate Annual Management EBITDA as defined under the SPA (or “Piramal SPA”)) is cash positive.

In the event that Aggregate Annual Management EBITDA is cash positive in the period running from 1 January 2025 to 31 December 2025 (which is LHG’s current expectation), LHG will treat 1 January 2025 to

31 December 2025 as the first Scheme Period under which Scheme Payments will become due to Participants (subject to other conditions for payment under the Scheme Terms being met).

2.
Annual Management EBITDA

Annual Management EBITDA, as defined in the Piramal SPA, will be used to determine the Payment Fund and references in the Scheme Terms to “annual Management EBITDA” or “Management EBITDA” are interpreted as references to “Annual Management EBITDA” as defined under the Piramal SPA. The calculation of Annual Management EBITDA will be for the same calendar year periods as the reference periods in the Piramal SPA. In line with paragraph 3.12 of schedule 7 to the Piramal SPA, net proceeds from the disposal of non-current assets will be recorded as income in the calculation of Annual Management EBITDA. For clarity, for the purposes of calculating Annual Management EBITDA, LHG shall include net proceeds from the sale of shares in LMI or its subsidiaries and any other potential consideration related to the RM2 Agreement or the Eagle SPA under the Transaction as income in the calculation of Annual Management EBITDA in terms of the Scheme.

For further clarity, for the purposes of calculating Annual Management EBITDA, neither the LMI EBITDA Scheme Completion Amount nor the amounts of any other potential consideration related to the RM2 Agreement or the Eagle SPA paid or payable to Participants shall be deducted from income in the calculation of Annual Management EBITDA in terms of the Scheme.

3.
Calculation of the allocation to Payment Fund percentage

The allocation to Payment Fund percentage used in determining the Payment Fund for each Scheme Period will be calculated in accordance with paragraph 3.2 of Appendix 1 of the Scheme Terms. The Acquisition Business Plan will be calendarised to align to the Scheme Periods.

4.
Timing of payments under the Scheme

Per paragraph 3.3. of the Scheme Terms, Scheme Payments (other than the LMI EBITDA Scheme Completion Amount, which will be paid in accordance of Section 5 of this Letter) will be made to Participants within thirty days following the payment of the associated Annual Deferred Consideration, as defined in the Piramal SPA, or the next salary day thereafter, or other such timing agreed between the Purchaser and Participants following Completion.

5.
Timing of payment of the LMI EBITDA Scheme Completion Amount and True-Up

Pursuant to clause 19.5 of the Eagle SPA, LHG confirms that it shall procure that the Seller shall (i) as soon as practicable following Completion, notify the Purchaser of the amount required to be paid to you under the Scheme arising from Completion (being the LMI EBITDA Scheme Completion Amount as defined under the Eagle SPA), and (ii) irrevocably pay (or have paid or credited) to the Purchaser such sums within five Business Days (as defined in the Eagle SPA) following Completion, to the extent that such amounts are not accrued in the estimates used to determine the amount payable by the Purchaser to the Seller at Completion in accordance with the Eagle SPA.

Notwithstanding paragraph 4 above, pursuant to clause 19.5(c) of the Eagle SPA, it is LHG’s understanding that any Scheme Payment due as the LMI EBITDA Scheme Completion Amount will be made by the

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Purchaser to Participants as soon as reasonably practicable following the Purchaser’s receipt of such sums from the Seller, or other such timing agreed between the Purchaser and Participants.

•
Termination of the Scheme

In accordance with paragraph 3.5 of Appendix 1 of the Scheme Terms, the Scheme Duration shall irrevocably terminate on 24 June 2028. Accordingly, subject only to paragraph 7 of this Letter (in terms of the timing of payments of amounts attributable to the final Scheme Period running from 1 January 2028 to 24 June 2028), there shall be no right of any Participant to receive any Scheme Payments on or following this date.

•
Pro-rata of the last Scheme Period

With respect to the final Scheme Period running from 1 January 2028 to 24 June 2028, Annual Management EBITDA will be calculated based on the following:

•
Annual Management EBITDA (excluding any potential consideration related to the Eagle SPA or any contractual arrangement(s) put in place in furtherance of paragraph 1.1 of Schedule 11 to the Eagle SPA including any amendment to the Eagle SPA with respect to the matters in Schedule 11 to the Eagle SPA (if any) (as may be amended, supplemented and/or otherwise modified from time to time, the “RM2 Agreement”) achieved between 1 January 2028 and 24 June 2028;
•
Any potential consideration related to the RM2 Agreement received between 1 January 2028 and 24 June 2028; and

•
Any potential consideration related to the Eagle SPA earned between 1 January 2028 and 31 December, pro-rated for the period 1 January 2028 to 24 June 2028.

As such, the calculation for Annual Management EBITDA for the Scheme Period running from 1 January 2028 to 24 June 2028 will be finalised by 31 December 2028. As soon as this is finalised, any Scheme Payments will be calculated and if applicable (subject always to the Scheme Terms as interpreted by this Letter), paid in accordance with paragraph 3.3. of the Scheme Terms, or other such timing agreed between the Purchaser and Participants.

•
Administration of the Scheme

LHG confirms that it will discuss in good faith with the Purchaser to agree how the administration of the Scheme will operate on and from Completion.

Following and conditional on Completion, you shall continue to be entitled to participate in the Scheme (on the Scheme Terms as clarified by this Letter) subject always to the eligibility criteria set out at paragraph

3.1 of Appendix 2 of the Scheme Terms (as interpreted in accordance with this paragraph). Accordingly, and conditional on Completion taking place, the following administrative interpretations shall apply to enable Lantheus to administer the Scheme following Completion:

•
all references to a “LHG company” in the Scheme Terms shall be read as references to a “Lantheus Group Company”;
•
a new bullet point shall be added to Appendix 2 of the Scheme Terms as follows: “be primarily providing services to Life Molecular Imaging Limited and its subsidiaries as part of employment with a Lantheus Group Company”; and
•
new definitions shall be added to Appendix 1 of the Scheme Terms as follows:

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Completion	Completion of the sale and purchase of the shares in Life Molecular Imaging Limited to Lantheus Radiophamaceuticals UK Limited in accordance with the Eagle SPA.
Lantheus Group Company

Lantheus Radiophamaceuticals UK Limited, all its subsidiaries, all companies of which Lantheus Radiopharmaceuticals UK Limited is an affiliate from time to time, including (after Completion) Life Molecular Imaging Limited and its subsidiaries.

Letter	The document dated on or around 2 June 2025 from Life Healthcare Group Limited to each Participant regarding their ongoing participation in the Scheme on and from Completion.
Scheme Terms	The Invitation Letter addressed to each Participant in relation to the Scheme, and each of Appendix 1, Appendix 2 and Appendix 3, interpreted in accordance with the Letter.

The Scheme Terms, as clarified by this Letter, shall remain in full force and effect.

This Letter should be treated as strictly confidential, and the confidentiality provisions set out at paragraphs 4.5 and 4.6 of Appendix 2 of the Scheme Terms shall apply to this Letter.

Paragraph 5 of Appendix 2 of the Scheme Terms (regarding Administration of the Scheme, Jurisdiction and Venue) shall apply to this Letter.

Please sign and return a copy of this letter to me as soon as possible, via email on avanthip@life.co.za.

We remain available for any further information or clarification you may require. Yours sincerely,

Avanthi Parboosing Group People Officer

On behalf of Life HealthCare Group

Enclosed:

•
Scheme Terms
•
Participant Letter

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ACCEPTANCE OF PROVISIONS OF THIS LETTER

I, Ludger Dinkelborg, hereby confirm that I have read and understood the provisions of this Letter and I agree with its contents.

/s/ Dr. Ludger Dinkelborg 14.07.2025

Name Dr. Ludger Dinkelborg Date

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ANNEXURE:

Steps for the calculation of Payment Fund

Aggregate Annual Management EBITDA	[●] A
Annual Management EBITDA	[●] B
Allocation to the Payment Fund (%) (as set forth in Section 3.2 of Appendix 1 of the Scheme Terms)	[●] C
Payment Fund
If A < or = 0	0
If A > 0	[●] D = B x C

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